Exhibit 10.5

Triton PCS Holdings, Inc.
Directors’ Stock and Incentive Plan
(As Amended)

1.    PURPOSE

     The purpose of this Triton PCS Holdings, Inc. Directors’ Stock and Incentive Plan (as may be amended from time to time, the “Plan”) is to provide a means through which Triton PCS Holdings, Inc., a Delaware corporation (“Triton”), may attract high caliber individuals as Directors of Triton.

2.    DEFINITIONS

     The following definitions shall be applicable throughout the Plan and shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(a)   “Award” means Restricted Stock Award granted to Holders under the Plan.

(b)   “Award Agreement” means any written agreement, instrument or document evidencing the terms and conditions of an Award. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(c)   “Board” means the Board of Directors of Triton.

(d)   “Change of Control” except as otherwise provided under any Award, means any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (i) any person shall acquire, directly or indirectly, Beneficial Ownership (as defined in Rule 13d-3 of the 1934 Act) of more than 50% of the voting stock of Triton, (ii) any sale of all or substantially all of the assets of Triton, or (iii) a proxy contest for the election of directors of Triton results in the individuals constituting the Board immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Board upon conclusion of such proxy contest.

(e)   “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any rules or regulations promulgated under such section.

(f) “Common Stock” means the Class A Common Stock of Triton or in the event of an adjustment pursuant to Section 8(a), then such stock as shall have been awarded or substituted pursuant to such adjustment.

(g)   “Company” means Triton and its subsidiaries.

(h)   “Director” means an individual serving as a member of the Board other than an individual who is an employee of the Company or any subsidiary.

(i)   “Fair Market Value” means the market price of the Common Stock, determined by such methods or procedures as shall be established by the Board from time to time; provided that in the event no such procedure has been established, the Fair Market Value shall be the closing price on the national securities exchange or market on which the Common Stock is traded on the date Fair Market Value is being determined, or if there are no transactions on that date, then the closing price for the preceding date upon which transaction occurred. Whenever possible, the determination of Fair Market Value by the Board shall be based on prices reported in the Eastern Edition of the Wall Street Journal. Such determination shall be conclusive and binding on all Persons.

(j)   “Holder” means a Director who has been granted an Award.

(k)   “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereby.

(l)   "Plan” has the meaning set forth in Section 1.

(m)   “Restricted Stock Award” means an Award granted under Section 5.

(n)   “Restriction Period” means the period of time during which a Restricted Stock Award is subject to restrictions, as determined by the Board in its sole discretion.

(o)   “Triton” has the meaning set forth in Section 1.

3.    EFFECTIVE DATE AND DURATION

     This Plan shall become effective as of February 26, 2004, following adoption by the Board, provided the Plan is approved by the stockholders of Triton within twelve months thereafter. Notwithstanding any provision in the Plan or in any Award Agreement under the Plan, no Award issued under this Plan shall become vested prior to such stockholder approval. No Awards shall be issued under this Plan after February 26, 2014. This Plan shall remain in effect until all restrictions imposed upon Restricted Stock Awards have been eliminated or such Awards have been forfeited.

4.    ADMINISTRATION

     The Plan shall be administered by the Board. The Board shall determine the number of Awards to be granted, the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan and all other matters to be determined in connection with an Award.

5.    GRANT OF RESTRICTED STOCK AWARDS

     The Board may from time to time grant Awards to one or more Directors determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6. Subject to adjustment as provided in Section 8, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 600,000 Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, the rights of its Holder terminate, an Award is paid in cash or is settled in a manner such that all or some of the shares of Common Stock covered by the Award are not issued, any shares of Common Stock subject to such Award shall again be available for the grant of an Award.

6.    ELIGIBILITY

     Awards may be granted only to individuals who, at the time of grant, are Directors. An Award may be granted on more than one occasion to the same individual.

7.    RESTRICTED STOCK AWARDS

(a)   Forfeiture Restrictions to be Established by the Board. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to Triton under certain circumstances (the "Forfeiture Restrictions”). An award may provide for immediate vesting. The Forfeiture Restrictions shall be determined by the Board in its sole discretion, and, without limiting the generality of the foregoing, the Board may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Board; (ii) the Holder’s continued service as a Director for a specified period of time; (iii) the occurrence of any event or the satisfaction of any other condition specified by the Board in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company during the performance period. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Board.

(b)   Other Terms and Conditions. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by one or more stock certificates registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote the shares of Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate(s) representing unvested shares of Common Stock until the Restriction Period with respect to such shares shall have expired, (ii) Triton shall (or shall designate an agent or representative to) retain custody of the stock certificate(s) during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares during the Restriction Period, and (iv) a breach of the terms and conditions established by the Board pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock

Award. At the time of such Award, the Board may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including rules pertaining to the termination of service as a Director (by retirement, disability, death, or otherwise) or as a Holder prior to expiration of the Restriction Period. Such additional terms, conditions, or restrictions shall be set forth in an Award Agreement made in conjunction with the Restricted Stock Award. Such Award Agreement may also include provisions relating to (i) subject to the provisions hereof permitting accelerated vesting on a Change of Control, vesting of Awards, (ii) tax matters, and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Board shall in its sole discretion determine.

(c)   Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise provided in any Award Agreement.

(d)   Agreements. At the time any Award is made under this Section 7, Triton and the Holder shall enter into a Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Board may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical.

(e)   Deferral of Receipt. Notwithstanding anything to the contrary in this Plan or a Restricted Stock Award, a Holder may, in a manner prescribed by Triton, elect to defer the receipt of all or a portion of the Shares of Common Stock subject to a Restricted Stock Award during any calendar year prior to the year in which the Forfeiture Restrictions are scheduled to lapse. Such election shall also be available to a Holder with respect to any Shares of Common Stock subject to Forfeiture Restrictions scheduled to lapse on or after June 1, 2004 and before December 31, 2004 if such Holder makes an election to defer the receipt of such Shares of Common Stock prior to June 1, 2004. Any election may either: (i) continue in effect until the Holder changes or discontinues it or (ii) apply for a single year only. Any change or discontinuance of an election shall be effective for the year beginning after the change or discontinuance notice is received by Triton. To be effective, elections must be made on a form and in a manner prescribed by Triton. Any election to defer the receipt of Shares of Common Stock may be limited as necessary to satisfy applicable employment taxes or withholding requirements under applicable law. The Shares of Common Stock deferred pursuant to this Section 7(e) shall be distributed to the Holder (or his or her beneficiary, as applicable) within a reasonable period of time following the Holder ceasing to be a member of the Board or, in accordance with the procedures established by the Board in its sole discretion and at the election of the Holder, as of an earlier date at least two years following the last day of the calendar year in which the deferral is made. The eventual payment of the deferred Shares of Common Stock shall not be secured in any way and shall be a general obligation of Triton. The Board may hold the Shares of Common Stock in a grantor trust established by the Company for purposes of meeting its obligations with respect to deferred compensation under this Plan or any other plan established by the Company. The Shares of Common Stock deferred pursuant to this Section 7(e) shall be credited for the benefit of any participating Holder pursuant to the terms of the Triton PCS Holdings, Inc. Nonqualified Deferred Compensation Plan. During the deferral period, the deferred Shares of Common Stock shall not be available for issuance for purposes of Section 5.

8.   ANTI-DILUTION; CHANGE OF CONTROL

(a)   Anti-Dilution. Subject to any required action by Triton’s stockholders, upon the occurrence of any event that affects the Common Stock in such a way that an adjustment of outstanding Awards is appropriate in order to prevent the dilution or enlargement of rights under the Awards (including any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Board shall make appropriate equitable adjustments, which may include adjustments to any or all of the number and kind of shares of stock (or other securities) which may thereafter be issued in connection with such outstanding Awards and adjustments to any exercise price specified in the outstanding Awards and shall also make appropriate equitable adjustments to the number and kind of shares of stock (or other securities) authorized by or to be granted under the Plan. Further, the Board, in its sole discretion, may make appropriate equitable adjustments, including those described in the immediately preceding sentence, in any other circumstances under which the Board deems such adjustments to be desirable.

(b)   Change of Control. In the event of a Change of Control, the Board, in its discretion, may determine that any, all or none of the outstanding Awards shall immediately vest or become exercisable or satisfiable, as applicable. The Board, in its discretion, may also determine that upon the occurrence of a Change of Control, any, all or none of the Awards outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and upon any such termination such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock over (ii) the purchase price per share, if applicable, of shares of Common Stock set forth in such Award. If the consideration offered to stockholders of Triton in any transaction described in this Section consists of anything other than cash, the Board shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. The provisions contained in this Section shall not terminate any rights of the Holder to further payments pursuant to any other agreement with Triton following a Change of Control.

9.    AMENDMENT AND TERMINATION

     The Board may amend the Plan and any Award (and its related Award Agreement) at any time, except as otherwise specifically provided in such Award Agreement; provided that no change in any Award theretofore granted may be made that would impair the rights of the Holder of any Award under the Plan without the consent of such Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan. Subject to Section 3, the Board, in its discretion, may suspend or terminate the Plan at any time.

10.    MISCELLANEOUS

(a)   No Right to an Award. Neither the adoption of the Plan nor any action of the Board shall be deemed to give a Director any right to an Award except as may be evidenced by a written instrument from Triton reflecting a grant by Triton of an Award and setting forth the terms and conditions thereof. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b)   No Rights Conferred. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

(c)   Other Laws; Withholding. Triton shall not be obligated to issue any shares of Common Stock until there has been compliance with such laws and regulations as Triton may deem applicable. Fractional shares of Common Stock may be awarded. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d)   Severability. Any provision of the Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

(e)   No Restriction on Corporate Action. Except as expressly set forth in Section 9, nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action that is deemed by the Company to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Director, beneficiary, or other individual shall have any claim against the Company as a result of any such action.

(f)   Restrictions on Transfer. An Award shall not be transferable or assignable otherwise than (i) by will or the laws of descent and distribution, or (ii) with the consent of the Board.

(g)   Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware.

[END OF PLAN]